Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Third Quarter Results

Sarasota, Florida, October 22, 2021 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the third quarter ended September 30, 2021.

Including discontinued operations, third quarter GAAP diluted earnings per share (“DEPS”) was $2.71, adjusted DEPS was $3.91, EBITDA was $602 million, and operating cash flow was $447 million.

During and subsequent to the third quarter, Roper signed definitive agreements to divest its TransCore, Zetec, and CIVCO Radiotherapy businesses. The financial results for these businesses are reported as discontinued operations for all periods presented.

On a continuing operations basis, GAAP and adjusted revenue increased 22% to $1.46 billion, while organic revenue grew 12%. EBITDA from continuing operations increased 21% to $558 million.

“Operationally, Roper delivered another excellent quarter of performance. Organic revenue growth was 12% and was underpinned by continued solid increases in software recurring revenue. In addition, demand was strong across our portfolio and our product businesses executed well through the global supply chain challenges,” said Neil Hunn, Roper Technologies’ President and CEO.

“Over the past several months, we announced three strategic divestitures that will accelerate the transformation of our portfolio. We anticipate redeploying the net proceeds from these transactions toward our robust pipeline of high-quality acquisition opportunities, enabling us to further enhance the quality of the enterprise,” concluded Mr. Hunn.

Initiating Continuing Operations Guidance

Roper is initiating full year guidance for adjusted DEPS from continuing operations of $14.08 - $14.12.

Previous full year adjusted DEPS guidance was $15.00 - $15.20, which included the businesses now reported in discontinued operations (on a comparable basis, new guidance would be $15.26 - $15.30).

For the fourth quarter of 2021, the Company expects adjusted DEPS from continuing operations of $3.62 - $3.66.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, as well as any redeployment of proceeds from the announced divestitures.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Friday, October 22, 2021. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 10160696.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted DEPS Reconciliation A (Including Discontinued Operations)

	Q3 2020	Q3 2021		V %
GAAP DEPS	$2.21	$2.71		23%
Purchase accounting adjustment to acquired deferred revenue and commission expense	0.02	(0.01)	B
Transaction-related expenses for completed acquisitions	0.08	—
Amortization of acquisition-related intangible assets C	0.86	1.07
Internal tax restructuring	—	0.11
Deferred tax adjustment due to held-for-sale classification of Zetec	—	0.03
Adjusted DEPS	$3.17	$3.91		23%

Table 2: Adjusted EBITDA Reconciliation ($M) (Including Discontinued Operations)

	Q3 2020	Q3 2021		V%
Adjusted EBITDA Reconciliation
GAAP Net Earnings	$234	$289
Taxes	69	96
Interest Expense	62	58
Depreciation	13	13
Amortization	117	146
EBITDA	$495	$604		22%

Purchase accounting adjustment to acquired deferred revenue and commission expense	3	(1)	B
Transaction-related expenses for completed acquisitions	3	—
Adjusted EBITDA	$501	$602		20%

Table 3: Adjusted Cash Flow Reconciliation ($M) (Including Discontinued Operations)

	Q3 2020	Q3 2021	V %
Operating Cash Flow	$138	$447	224%
Cash taxes paid on sale of Gatan	192	—
Deferred tax payments	124	—
Adjusted Operating Cash Flow	454	447	(1)%
Capital Expenditures	(7)	(8)
Capitalized Software Expenditures	(5)	(7)
Investing activities from Discontinued Operations	—	(1)
Total Adjusted Free Cash Flow	$442	$431	(3)%

Table 4: Adjusted Revenue and EBITDA Reconciliation ($M) (From Continuing Operations)

	Q3 2020	Q3 2021		V %
Adjusted Revenue Reconciliation
GAAP Revenue from Continuing Operations	$1,198	$1,463		22%
Purchase accounting adjustment to acquired deferred revenue	3	—
Adjusted Revenue from Continuing Operations	$1,201	$1,463		22%

Components of Adjusted Revenue Growth from Continuing Operations
Organic				12%
Acquisitions/Divestitures				9%
Foreign Exchange				1%
Adjusted Revenue Growth from Continuing Operations				22%

Adjusted EBITDA Reconciliation
GAAP Net Earnings from Continuing Operations	$207	$260
Taxes	59	84
Interest Expense	62	58
Depreciation	11	12
Amortization	116	146
EBITDA from Continuing Operations	$456	$560		23%

Purchase accounting adjustment to acquired deferred revenue and commission expense	3	(1)	B
Transaction-related expenses for completed acquisitions	3	—
Adjusted EBITDA from Continuing Operations	$462	$558		21%
% of Adjusted Revenue	38.5%	38.2%		(30 bps)

Table 5: Forecasted Adjusted DEPS Reconciliation A

	Q4 2021		FY 2021
	Low End	High End	Low End	High End
GAAP DEPS from Continuing Operations	$2.57	$2.61	$9.93	$9.97
Purchase accounting adjustment to acquired deferred revenue and commission expense B	(0.01)	(0.01)	(0.04)	(0.04)
Amortization of acquisition-related intangible assets C	1.06	1.06	4.29	4.29
Internal tax restructuring	—	—	0.11	0.11
Gain on sale related to minority investment in Sedaru	—	—	(0.21)	(0.21)
Adjusted DEPS from Continuing Operations	$3.62	$3.66	$14.08	$14.12
GAAP DEPS from Discontinued Operations			1.15	1.15
Deferred tax adjustment due to held-for-sale classification of Zetec			0.03	0.03
Adjusted DEPS			$15.26	$15.30

A.	All 2020 and 2021 adjustments taxed at 21%.

B.	2021 actual results and forecast of estimated acquisition-related fair value adjustments to deferred revenue and commission expense related to the acquisition of Vertafore as shown below ($M except per share data).
		Q3 2020A	Q3 2021A	Q4 2021E	FY 2021E
	Pretax	$3	$(1)	$(1)	$(5)
	After-tax	$2	$(1)	$(1)	$(4)
	Per Share	$0.02	$(0.01)	$(0.01)	$(0.04)

C.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data).
		Q3 2020A	Q3 2021A	Q4 2021E	FY 2021E
	Pretax	$115	$144	$144	$578
	After-tax	$91	$114	$114	$457
	Per share	$0.86	$1.07	$1.06	$4.29

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 500, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, as well as complete our announced divestitures, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with litigation, including asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	September 30, 2021	December 31, 2020
ASSETS:

Cash and cash equivalents	$352.5	$308.3
Accounts receivable, net	749.4	745.7
Inventories, net	174.4	165.1
Income taxes receivable	26.6	21.9
Unbilled receivables	102.5	72.8
Other current assets	136.2	114.3
Current assets held for sale	833.6	324.2
Total current assets	2,375.2	1,752.3

Property, plant and equipment, net	105.6	127.3
Goodwill	13,989.2	13,966.0
Other intangible assets, net	6,745.9	7,168.2
Deferred taxes	103.6	103.2
Other assets	408.6	386.2
Assets held for sale	—	521.6
Total assets	$23,728.1	$24,024.8

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$146.9	$127.1
Accrued compensation	283.1	262.6
Deferred revenue	995.5	990.2
Other accrued liabilities	411.9	418.6
Income taxes payable	55.9	25.7
Current portion of long-term debt, net	799.2	499.4
Current liabilities held for sale	168.6	120.8
Total current liabilities	2,861.1	2,444.4

Long-term debt, net of current portion	7,529.9	9,061.4
Deferred taxes	1,526.0	1,531.5
Other liabilities	468.8	443.6
Liabilities held for sale	—	64.1
Total liabilities	12,385.8	13,545.0

Common stock	1.1	1.1
Additional paid-in capital	2,276.2	2,097.5
Retained earnings	9,233.2	8,546.2
Accumulated other comprehensive loss	(150.5)	(147.0)
Treasury stock	(17.7)	(18.0)
Total stockholders' equity	11,342.3	10,479.8

Total liabilities and stockholders' equity	$23,728.1	$24,024.8

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net revenues	$1,462.8	$1,198.2	$4,265.5	$3,518.6
Cost of sales	466.7	388.3	1,366.1	1,148.7
Gross profit	996.1	809.9	2,899.4	2,369.9

Selling, general and administrative expenses	592.6	479.4	1,739.8	1,439.4
Income from operations	403.5	330.5	1,159.6	930.5

Interest expense, net	58.2	62.2	178.2	154.8
Other income (expense), net	(1.7)	(2.1)	24.9	(4.0)

Earnings before income taxes	343.6	266.2	1,006.3	771.7

Income taxes	83.8	59.2	223.6	171.2

Net earnings from continuing operations	259.8	207.0	782.7	600.5

Net earnings from discontinued operations	29.7	27.4	82.1	93.4

Net earnings	$289.5	$234.4	$864.8	$693.9

Net earnings per share from continuing operations:
Basic	$2.47	$1.98	$7.44	$5.75
Diluted	$2.43	$1.95	$7.36	$5.69

Net earnings per share from discontinued operations:
Basic	$0.28	$0.26	$0.78	$0.89
Diluted	$0.28	$0.26	$0.77	$0.88

Net earnings per share:
Basic	$2.75	$2.24	$8.22	$6.64
Diluted	$2.71	$2.21	$8.13	$6.57

Weighted average common shares outstanding:
Basic	105.4	104.7	105.2	104.5
Diluted	106.7	105.9	106.4	105.6

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$603.4		$447.9		$1,771.6		$1,251.4
Network Software & Systems	343.4		288.1		983.3		864.0
Measurement & Analytical Solutions	392.4		356.9		1,146.8		1,065.3
Process Technologies	123.6		105.3		363.8		337.9
Total	$1,462.8		$1,198.2		$4,265.5		$3,518.6

Gross profit:
Application Software	$420.2	69.6%	$307.6	68.7%	$1,228.2	69.3%	$851.8	68.1%
Network Software & Systems	284.3	82.8%	235.1	81.6%	807.9	82.2%	701.1	81.1%
Measurement & Analytical Solutions	224.0	57.1%	212.1	59.4%	665.7	58.0%	636.5	59.7%
Process Technologies	67.6	54.7%	55.1	52.3%	197.6	54.3%	180.5	53.4%
Total	$996.1	68.1%	$809.9	67.6%	$2,899.4	68.0%	$2,369.9	67.4%

Operating profit*:
Application Software	$164.6	27.3%	$125.6	28.0%	$472.5	26.7%	$336.6	26.9%
Network Software & Systems	134.4	39.1%	102.3	35.5%	368.4	37.5%	298.3	34.5%
Measurement & Analytical Solutions	119.0	30.3%	119.7	33.5%	361.6	31.5%	352.4	33.1%
Process Technologies	37.0	29.9%	28.0	26.6%	112.5	30.9%	80.7	23.9%
Total	$455.0	31.1%	$375.6	31.3%	$1,315.0	30.8%	$1,068.0	30.4%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $51.5 and $45.1 for the three months ended September 30, 2021 and 2020, respectively, and $155.4 and $137.5 for the nine months ended September 30, 2021 and 2020, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net earnings from continuing operations	$782.7	$600.5
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	38.2	33.1
Amortization of intangible assets	438.8	318.9
Amortization of deferred financing costs	10.1	7.4
Non-cash stock compensation	102.9	84.8
Gain on sale of assets, net of tax	(21.6)	—
Income tax provision, excluding tax associated with gain on sale of assets	218.1	171.2
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(8.9)	108.0
Unbilled receivables	(26.2)	(9.3)
Inventories	(11.0)	(15.4)
Accounts payable and accrued liabilities	36.8	46.8
Deferred revenue	31.5	(53.0)
Cash tax paid for gain on disposal of businesses	—	(201.9)
Cash income taxes paid	(240.9)	(234.6)
Other, net	(31.2)	(13.8)
Cash provided by operating activities from continuing operations	1,319.3	842.7
Cash provided by operating activities from discontinued operations	113.1	108.2
Cash provided by operating activities	1,432.4	950.9

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(19.4)	(5,653.3)
Capital expenditures	(22.5)	(20.9)
Capitalized software expenditures	(22.3)	(9.8)
Proceeds used in disposal of businesses	(0.1)	(4.2)
Proceeds from sale of assets	27.1	—
Other, net	(1.0)	(2.7)
Cash used in investing activities from continuing operations	(38.2)	(5,690.9)
Cash used in investing activities from discontinued operations	(4.2)	(2.1)
Cash used in investing activities	(42.4)	(5,693.0)

(Continued)

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited) - (Continued)
(Amounts in millions)

	Nine months ended September 30,
	2021	2020
Cash flows from (used in) financing activities:
Proceeds from senior notes	—	3,300.0
Borrowings (payments) under revolving line of credit, net	(1,240.0)	1,160.0
Debt issuance costs	—	(42.0)
Cash dividends to stockholders	(176.9)	(160.0)
Proceeds from stock-based compensation, net	63.9	72.5
Treasury stock sales	11.8	7.3
Other	—	(0.2)
Cash flows provided by (used in) financing activities from continuing operations	(1,341.2)	4,337.6
Cash flows provided by (used in) financing activities from discontinued operations	0.3	(1.2)
Cash flows provided by (used in) financing activities	(1,340.9)	4,336.4

Effect of foreign currency exchange rate changes on cash	(4.9)	(1.9)

Net increase in cash and cash equivalents	44.2	(407.6)

Cash and cash equivalents, beginning of period	308.3	709.7

Cash and cash equivalents, end of period	$352.5	$302.1